CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Bond Trust of our reports dated July 9, 2026, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in John Hancock Bond Trust’s Certified Shareholder Report on Form N-CSR for the year ended May 31, 2026. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Its Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 23, 2026

Appendix A

Trust Name	Fund Name	Opinion Date
John Hancock Bond Trust	John Hancock High Yield Fund	July 9, 2026
John Hancock Bond Trust	John Hancock Investment Grade Bond Fund	July 9, 2026
John Hancock Bond Trust	John Hancock Short Duration Bond Fund	July 9, 2026